Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES THIRD QUARTER FISCAL 2025 RESULTS + Excellent Third Quarter Performance Includes Double-Digit Revenue Growth, Double-Digit Organic Revenue Growth1, and Strong Margin Performance + Company Tightens Full-Year Guidance Ranges and Raises Midpoint Across All Metrics + Quarterly Revenue Increase of 13.5 percent over the Prior Year Period to $2.9 billion, 12.6 percent Organic Revenue Growth1, and Revenue, Excluding Billable Expenses2 Growth of 11.8 percent + Quarterly Diluted Earnings Per Share of $1.45 and Adjusted Diluted Earnings Per Share2 of $1.55 + 6.0 percent Year-Over-Year Client Staff Headcount Growth + 14.8 percent Increase in Quarterly Backlog to $39.4 billion; Quarterly Book-to- Bill Ratio of 0.37x; Trailing Twelve Month Book-to-Bill Ratio of 1.41x + Increases Quarterly Dividend by $0.04 to $0.55 per Share "Our third quarter performance was excellent. Booz Allen is the advanced technology company driving speed to outcomes. We are well positioned and excited to help accelerate our clients' missions in today's complex environment." — HORACIO ROZANSKI Chairman, Chief Executive Officer and President McLean, Virginia; January 31, 2025 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of advanced technology company Booz Allen Hamilton Inc., today announced results for the third quarter of fiscal year 2025. In the third quarter, the Company delivered outstanding performance at the top and bottom lines, with double-digit revenue growth1 including strong growth in all markets and excellent Adjusted EBITDA growth2. With strong strategic momentum and efficient operations driven by VoLT (Velocity, Leadership, Technology), the Company remains well positioned to exceed the top end of its multiyear Investment Thesis concluding at the end of Fiscal Year 2025. The Company reported the following third quarter fiscal year 2025 results as compared to third quarter fiscal year 2024: quarterly revenue growth of 13.5 percent, a 12.6 percent quarterly increase in organic revenue, and an 11.8 percent quarterly increase in Revenue, Excluding Billable Expenses; Net Income increased by 28.4 percent to $187.0 million and Adjusted Net Income increased by 7.4 percent to $197.9 million. Operating income increased by 17.7 percent to $291.3 million; Adjusted EBITDA increased by 14.1 percent to $331.7 million; Adjusted EBITDA Margin on Revenue increased by 0.9 percent to 11.4 percent; and Diluted EPS was $1.45, up $0.34 or 30.6 percent, while Adjusted Diluted EPS was $1.55, up $0.14 or 9.9 percent.2 Total backlog increased by 14.8 percent to $39.4 billion and the quarterly book-to-bill ratio was 0.37x, with a trailing 12 month book-to-bill ratio of 1.41x. 1 Organic revenue as of December 31, 2024 is calculated as consolidated revenue adjusted for revenue attributable to acquisitions. Calculation excludes approximately $24.0 million of revenue from PGSC. 2 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue, Free Cash Flow and organic revenue are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail. 1 THIRD QUARTER FY252 (Changes are compared to prior year period) REVENUE: $2.92B +13.5 % REVENUE EX. BILLABLE EXPENSES: $1.98B +11.8 % OPERATING INCOME: $291.3M +17.7 % ADJ. OPERATING INCOME: $305.0M +15.9 % NET INCOME: $187.0M +28.4 % ADJUSTED NET INCOME: $197.9M +7.4 % EBITDA: $331.4M +14.8 % ADJUSTED EBITDA: $331.7M +14.1 % DILUTED EPS: $1.45 up from $1.11 ADJUSTED DILUTED EPS: $1.55 up from $1.41 FINANCIAL SUMMARY Third quarter ended December 31, 2024 - A summary of Booz Allen’s results for the third quarter of fiscal year 2025 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the third quarter posted on investors.boozallen.com.

As of December 31, 2024, client staff headcount was approximately 1,800 higher than at the end of the prior year period, an increase of 6.0 percent, and approximately flat compared to the the end of the prior quarter. Total headcount was approximately 2,100 higher than at the end of the prior year period, an increase of 6.3 percent, and approximately 100 higher than at the end of the prior quarter.

For the nine months ended December 31, 2024, net cash provided by operating activities was $790.0 million, as compared to $115.1 million in the prior year. Free cash flow for the nine months ended December 31, 2024 was $716.6 million, as compared to $64.5 million in the prior year.

The Company declared a regular quarterly dividend of $0.55 per share, an increase of 7.8 percent, which is payable on March 4, 2025 to stockholders of record on February 14, 2025.

## FINANCIAL OUTLOOK[3]

The company is updating its fiscal year 2025 guidance as noted in the table below:

| OPERATING PERFORMANCE | UPDATED FISCAL 2025 GUIDANCE | PRIOR FISCAL 2025 GUIDANCE |
|---|---|---|
| Revenue Growth[4] | 12.0% – 13.0% | 11.0% – 13.0% |
| Adjusted EBITDA | $1,310 – $1,330 million | $1,300 – $1,330 million |
| Adjusted EBITDA Margin on Revenue | ~11% | ~11% |
| Adjusted Diluted EPS[5] | $6.25 – $6.40 | $6.10 – $6.30 |
| Net Cash Provided by Operating Activities[6] | $950 – $1,025 million | $925 – $1,025 million |
| Free Cash Flow[6] | $850 – $925 million | $825 – $925 million |

## CONFERENCE CALL INFORMATION

Booz Allen Hamilton will host a conference call at 8 a.m. EST on Friday, January 31, 2025 to discuss the financial results for its third quarter fiscal year 2025. Analysts and institutional investors may participate on the call by registering online at investors.boozallen.com. Participants are requested to register a minimum 15 minutes before the start of the call.

The conference call will be webcast simultaneously to the public through a link at investors.boozallen.com. A replay of the conference call will also be available on the site beginning at 11 a.m. EST on Friday, January 31, 2025 and continuing for 12 months.

[3] Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Information."
[4] Fiscal 2025 Guidance includes an approximately $80-90 million inorganic revenue contribution from PGSC.
[5] Fiscal 2025 Guidance assumes an adjusted effective tax rate of 23–24%; average diluted shares outstanding of 128–129 million, interest expense of $175–185 million, and depreciation and amortization of $160 million.
[6] Fiscal 2025 Guidance assumes cash taxes in connection with Section 174 of approximately $100 million and capital expenditures of approximately $100 million.

## ABOUT BOOZ ALLEN HAMILTON

Booz Allen is an advanced technology company delivering outcomes with speed for America's most critical defense, civil, and national security priorities. We build technology solutions using AI, cyber, and other cutting-edge technologies to advance and protect the nation and its citizens. By focusing on outcomes, we enable our people, clients, and their missions to succeed—accelerating the nation to realize our purpose: Empower People to Change the World ®.

With global headquarters in McLean, Virginia, our firm employs approximately 35,900 people globally as of December 31, 2024, and had revenue of $10.7 billion for the 12 months ended March 31, 2024. To learn more, visit www.boozallen.com. (NYSE: BAH)

## YEAR-TO-DATE FY25

(Changes are compared to prior year period)

REVENUE:
**$9.01B** **+14.1 %**

REVENUE EX. BILLABLE EXPENSES:
**$6.15B** **+12.8 %**

OPERATING INCOME:
**$1,095.0M** **+46.2 %**

ADJ. OPERATING INCOME:
**$913.7M** **+13.5 %**

NET INCOME:
**$742.3M** **+55.4 %**

ADJUSTED NET INCOME:
**$610.5M** **+11.7 %**

EBITDA:
**$1,218.4M** **+39.6 %**

ADJUSTED EBITDA:
**$997.6M** **+12.3 %**

DILUTED EPS:
**$5.73** **up from $3.62**

ADJUSTED DILUTED EPS:
**$4.74** **up from $4.17**

2

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before change in provision for claimed costs for historical rate years, acquisition and divestiture costs, financing transaction costs, significant acquisition amortization, the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and insurance recoveries related to the Company’s fiscal 2024 settlement disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income (loss) attributable to common stockholders before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including the change in provision for claimed costs for historical rate years, acquisition and divestiture costs, financing transaction costs, the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, insurance recoveries related to the Company’s fiscal 2024 settlement disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and DC tax assessment adjustment. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before: (i) change in provision for claimed costs for historical rate years, (ii) acquisition and divestiture costs, (iii) financing transaction costs, (iv) significant acquisition amortization, (v) the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2024, (vi) insurance recoveries related to the Company’s fiscal 2024 settlement disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and (vii) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. Booz Allen views Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2024. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. "Adjusted Effective Tax Rate" represents income tax expense (benefit) excluding the income tax effects of adjustments to net income, divided by adjusted earnings before income tax expense. "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months. "Organic Revenue" and "Organic Revenue Growth" represents growth in consolidated revenue adjusted for revenue from acquisitions and divestitures. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and organic revenue because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and organic revenue as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non- recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long-term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, Net Leverage Ratio, and organic revenue are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, net cash provided by operating activities to Free Cash Flow and Free Cash Flow Conversion, and net debt to Net Leverage Ratio, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants, and dividend declarations during the course of fiscal 2025. Projecting future stock price, equity grants, and the dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two- class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. In addition, our expectations for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2025 are presented under "Financial Outlook" above and management may discuss its expectation for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2025 from time to time. A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantification of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. 3

FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. administration transition; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed long-term funding of our contracts, including uncertainty relating to funding the U.S. government and increasing the debt ceiling; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation ("FAR"), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • the effects of disease outbreaks, pandemics, or widespread health epidemics, including disruptions to our workforce and the impact on government spending and demand for our solutions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or GSA, schedules, blanket purchase agreements and indefinite delivery/indefinite quantity, or IDIQ, contracts; • the loss of GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal threats, including cyber attacks, on our network and internal systems; • risks related to the operation of financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances, and/or effectively manage our cost structure; • risks related to inflation that could impact the cost of doing business and/or reduce customer buying power; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees, subcontractors or suppliers, including the improper access, use or release of our or our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business, or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to a possible recession and volatility or instability of the global financial system, including the failures of financial institutions and the resulting impact on counterparties and business conditions generally; • risks related to a deterioration of economic conditions or weakening in credit or capital markets; • risks related to pending, completed, and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation-related costs and other expenses or otherwise limits such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; • the impact of changes in accounting rules, and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue; and • the impact of ESG-related risks and climate change generally on our and our clients' businesses and operations. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on May 24, 2024. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 4

Exhibit 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations 5 Three Months Ended December 31, Nine Months Ended December 31, (unaudited) (unaudited) (Amounts in thousands, except per share data) 2024 2023 2024 2023 Revenue $ 2,917,190 $ 2,569,801 $ 9,005,373 $ 7,890,569 Operating costs and expenses: Cost of revenue 1,305,612 1,180,961 4,039,128 3,665,589 Billable expenses 938,534 799,896 2,851,537 2,436,988 General and administrative expenses 341,629 300,273 896,335 915,160 Depreciation and amortization 40,156 41,113 123,341 123,867 Total operating costs and expenses 2,625,931 2,322,243 7,910,341 7,141,604 Operating income 291,259 247,558 1,095,032 748,965 Interest expense (45,629) (46,582) (138,605) (126,812) Other income, net 2,766 6,408 19,682 11,888 Income before income taxes 248,396 207,384 976,109 634,041 Income tax expense 61,446 61,740 233,814 156,291 Net income $ 186,950 $ 145,644 $ 742,295 $ 477,750 Earnings per common share: Basic $ 1.46 $ 1.11 $ 5.75 $ 3.63 Diluted $ 1.45 $ 1.11 $ 5.73 $ 3.62 5

Exhibit 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets (Amounts in thousands, except share and per share data) December 31, 2024 March 31, 2024 Assets (unaudited) Current assets: Cash and cash equivalents $ 453,539 $ 554,257 Accounts receivable, net 2,223,712 2,047,342 Prepaid expenses and other current assets 169,142 137,310 Total current assets 2,846,393 2,738,909 Property and equipment, net of accumulated depreciation 177,267 188,279 Operating lease right-of-use assets 179,941 174,345 Intangible assets, net of accumulated amortization 580,062 601,043 Goodwill 2,404,941 2,343,789 Deferred tax assets 311,966 227,171 Other long-term assets 320,419 290,152 Total assets $ 6,820,989 $ 6,563,688 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 82,500 $ 61,875 Accounts payable and other accrued expenses 946,127 1,050,670 Accrued compensation and benefits 706,894 506,130 Operating lease liabilities 40,898 43,187 Other current liabilities 37,910 30,328 Total current liabilities 1,814,329 1,692,190 Long-term debt, net of current portion 3,291,215 3,349,941 Operating lease liabilities, net of current portion 181,679 182,134 Income tax reserves 137,471 120,237 Other long-term liabilities 186,378 172,624 Total liabilities 5,611,072 5,517,126 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 167,983,631 shares at December 31, 2024 and 167,402,268 shares at March 31, 2024; outstanding, 127,102,565 shares at December 31, 2024 and 129,643,123 shares at March 31, 2024 1,680 1,674 Treasury stock, at cost — 40,881,066 shares at December 31, 2024 and 37,759,145 shares at March 31, 2024 (2,752,083) (2,277,546) Additional paid-in capital 1,009,759 908,837 Retained earnings 2,947,426 2,404,065 Accumulated other comprehensive income 3,135 9,532 Total stockholders’ equity 1,209,917 1,046,562 Total liabilities and stockholders’ equity $ 6,820,989 $ 6,563,688 66

Exhibit 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows (UNAUDITED) 7 Nine Months Ended December 31, (Amounts in thousands) 2024 2023 Cash flows from operating activities Net income $ 742,295 $ 477,750 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 123,341 123,867 Noncash lease expense 38,967 40,558 Stock-based compensation expense 70,830 61,277 Amortization of debt issuance costs 4,105 3,580 Loss on debt extinguishment — 965 Net (gains) losses on investments, dispositions, and other (10,769) 2,188 Changes in operating assets and liabilities: Accounts receivable, net (158,984) (193,483) Deferred income taxes and income taxes receivable / payable (105,321) (76,982) Prepaid expenses and other current and long-term assets (15,639) (4,535) Accrued compensation and benefits 224,241 43,758 Accounts payable and other accrued expenses (103,068) (323,730) Other current and long-term liabilities (20,007) (40,145) Net cash provided by operating activities 789,991 115,068 Cash flows from investing activities Purchases of property, equipment, and software (73,428) (50,532) Payments for business acquisitions and dispositions, net of cash acquired (96,524) (406) Payments for cost method investments (13,813) (17,316) Other investing activities — — Net cash used in investing activities (183,765) (68,254) Cash flows from financing activities Proceeds from issuance of common stock 24,859 20,899 Stock option exercises 5,000 14,409 Repurchases of common stock (497,116) (303,654) Cash dividends paid (198,437) (186,787) Proceeds from revolving credit facility — 500,000 Repayments on revolving credit facility, term loans, and Senior Notes (41,250) (530,937) Net proceeds from debt issuance — 636,207 Net cash (used in) provided by financing activities (706,944) 150,137 Net (decrease) increase in cash and cash equivalents (100,718) 196,951 Cash and cash equivalents––beginning of period 554,257 404,862 Cash and cash equivalents––end of period $ 453,539 $ 601,813 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 121,373 $ 105,259 Income taxes $ 321,896 $ 222,267 Supplemental disclosures of non-cash investing activities: Unpaid property, equipment, and software purchases $ 4,207 $ — 7

## Exhibit 4 - Booz Allen Hamilton Holding Corporation
### Non-GAAP Financial Information
### (UNAUDITED)

| (In thousands, except share and per share data) | Three Months Ended December 31, 2024 | Three Months Ended December 31, 2023 | Nine Months Ended December 31, 2024 | Nine Months Ended December 31, 2023 |
|---|---|---|---|---|
| **Revenue, Excluding Billable Expenses** | | | | |
| Revenue | $ 2,917,190 | $ 2,569,801 | $ 9,005,373 | $ 7,890,569 |
| Less: Billable expenses | 938,534 | 799,896 | 2,851,537 | 2,436,988 |
| Revenue, Excluding Billable Expenses* | $ 1,978,656 | $ 1,769,905 | $ 6,153,836 | $ 5,453,581 |
| **Adjusted Operating Income** | | | | |
| Operating Income | $ 291,259 | $ 247,558 | $ 1,095,032 | $ 748,965 |
| Change in provision for claimed costs (a) | — | — | (113,112) | (18,345) |
| Acquisition and divestiture costs (b) | 306 | 1,952 | 7,693 | 5,480 |
| Financing transaction costs (c) | — | — | — | 820 |
| Significant acquisition amortization (d) | 13,386 | 13,597 | 39,396 | 40,301 |
| Legal matter reserve (e) | — | — | — | 27,453 |
| Insurance recoveries (f) | — | — | (115,320) | — |
| Adjusted Operating Income | $ 304,951 | $ 263,107 | $ 913,689 | $ 804,674 |
| **EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses** | | | | |
| Net income | $ 186,950 | $ 145,644 | $ 742,295 | $ 477,750 |
| Income tax expense | 61,446 | 61,740 | 233,814 | 156,291 |
| Interest and other, net (g) | 42,863 | 40,174 | 118,923 | 114,924 |
| Depreciation and amortization | 40,156 | 41,113 | 123,341 | 123,867 |
| EBITDA | $ 331,415 | $ 288,671 | $ 1,218,373 | $ 872,832 |
| Change in provision for claimed costs (a) | — | — | (113,112) | (18,345) |
| Acquisition and divestiture costs (b) | 306 | 1,952 | 7,693 | 5,480 |
| Financing transaction costs (c) | — | — | — | 820 |
| Legal matter reserve (e) | — | — | — | 27,453 |
| Insurance recoveries (f) | — | — | (115,320) | — |
| Adjusted EBITDA | $ 331,721 | $ 290,623 | $ 997,634 | $ 888,240 |
| Net income margin | 6.4 % | 5.7 % | 8.2 % | 6.1 % |
| Adjusted EBITDA Margin on Revenue | 11.4 % | 11.3 % | 11.1 % | 11.3 % |
| Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses | 16.8 % | 16.4 % | 16.2 % | 16.3 % |
| **Adjusted Net Income** | | | | |
| Net income | $ 186,950 | $ 145,644 | $ 742,295 | $ 477,750 |
| Change in provision for claimed costs (a) | — | — | (113,112) | (18,345) |
| Acquisition and divestiture costs (b) | 306 | 1,952 | 7,693 | 5,480 |
| Financing transaction costs (c) | — | — | — | 820 |
| Significant acquisition amortization (d) | 13,386 | 13,597 | 39,396 | 40,301 |
| Legal matter reserve (e) | — | — | — | 27,453 |
| Insurance recoveries (f) | — | — | (115,320) | — |
| Amortization or write-off of debt issuance costs and debt discount | 1,099 | 1,062 | 3,264 | 2,950 |
| Adjustments for tax effect (h) | (3,845) | 22,048 | 46,301 | 10,094 |
| Adjusted Net Income | $ 197,896 | $ 184,303 | $ 610,517 | $ 546,503 |
| **Adjusted Diluted Earnings Per Share** | | | | |
| Weighted-average number of diluted shares outstanding | 127,940,137 | 130,489,050 | 128,909,493 | 131,058,754 |
| Diluted earnings per share | $ 1.45 | $ 1.11 | $ 5.73 | $ 3.62 |
| Adjusted Net Income Per Diluted Share (i) | $ 1.55 | $ 1.41 | $ 4.74 | $ 4.17 |
| **Free Cash Flow** | | | | |
| Net cash provided by operating activities | $ 150,772 | $ 233,985 | $ 789,991 | $ 115,068 |
| Less: Purchases of property, equipment and software | (17,181) | (23,096) | (73,428) | (50,532) |
| Free Cash Flow | $ 133,591 | $ 210,889 | $ 716,563 | $ 64,536 |
| Operating cash flow conversion | 81 % | 161 % | 106% | 24% |
| Free cash flow conversion | 68 % | 114 % | 117% | 12% |

* Revenue, Excluding Billable Expenses includes $113.1 million and $18.3 million of revenue for the nine months ending December 31, 2024 and 2023 respectively, resulting from the reduction to our provision for claimed costs as noted below.

8

Exhibit 4 - Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information (Continued) (UNAUDITED) 99 (a) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarters of fiscal 2025 and 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 15, “Commitments and Contingencies,” to the condensed consolidated financial statements in the Company's Form 10-Q for the fiscal quarter ended December 31, 2024 for further information. (b) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity. Transactions primarily include the acquisitions of EverWatch Corp. (“EverWatch”) in fiscal 2023 and PAR Government Systems Corporation (“PGSC”) in fiscal 2025. See Note 5, “Acquisition, Goodwill, and Intangible Assets,”to the condensed consolidated financial statements for further infomation. (c) Reflects expenses associated with debt financing activities incurred during the second quarter of fiscal 2024. (d) Amortization expense associated with acquired intangibles from significant acquisitions. (e) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, “Commitments and Contingencies,” to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information. (f) Reflects insurance recoveries from claims related to the Company’s fiscal 2024 settlement as described in Note 20, “Commitments and Contingencies,” to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024. (g) Reflects the combination of Interest expense and Other income, net from the condensed consolidated statement of operations. (h) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The prior period tax effect also includes an adjustment related to the indirect effects of the application of Section 174 of the Tax Cuts and Jobs Act of 2017 ($26.0 million and $22.0 million for the three and nine months ended December 31, 2023, respectively). (i) Excludes adjustments of approximately $1.1 million and $4.1 million of net earnings for the three and nine months ended December 31, 2024, respectively, and approximately $1.2 million and $3.9 million of net earnings for the three and nine months ended December 31, 2023 respectively, associated with the application of the two-class method for computing diluted earnings per share.

**Exhibit 4 - Booz Allen Hamilton Holding Corporation**
**Non-GAAP Financial Information (Continued)**
**(UNAUDITED)**

| (In thousands, except share and per share data) | Three Months Ended December 31, 2024 | Three Months Ended September 30, 2024 | Three Months Ended June 30, 2024 | Three Months Ended March 31, 2024 |
|---|---|---|---|---|
| Net income | $ 186,950 | $ 390,112 | $ 165,233 | $ 127,955 |
| Income tax expense | 61,446 | 123,240 | 49,128 | 91,323 |
| Interest and other, net (a) | 42,863 | 35,257 | 40,803 | 45,161 |
| Depreciation and amortization | 40,156 | 42,056 | 41,129 | 40,335 |
| EBITDA | $ 331,415 | $ 590,665 | $ 296,293 | $ 304,774 |
| Change in provision for claimed costs (b) | — | (113,112) | — | — |
| Insurance recoveries (c) | — | (115,320) | — | — |
| Acquisition and divestiture costs (d) | 306 | 1,717 | 5,670 | 2,100 |
| DC tax assessment adjustment (e) | — | — | — | (20,050) |
| **Adjusted EBITDA** | $ 331,721 | $ 363,950 | $ 301,963 | $ 286,824 |
| Last 12 months Adjusted EBITDA | $ 1,284,458 | | | |
| Total Debt | $ 3,373,715 | | | |
| Less: Cash | 453,539 | | | |
| Net Debt | $ 2,920,176 | | | |
| **Net Leverage Ratio (h)** | 2.3 | | | |

| (In thousands, except share and per share data) | Three Months Ended December 31, 2023 | Three Months Ended September 30, 2023 | Three Months Ended June 30, 2023 | Three Months Ended March 31, 2023 |
|---|---|---|---|---|
| Net income (loss) attributable to common stockholders | $ 145,644 | $ 170,718 | $ 161,388 | $ (68,422) |
| Income tax (benefit) expense | 61,740 | 55,071 | 39,480 | (6,552) |
| Interest and other, net (a) | 40,174 | 41,200 | 33,550 | 31,992 |
| Depreciation and amortization | 41,113 | 40,907 | 41,847 | 44,284 |
| EBITDA | $ 288,671 | $ 307,896 | $ 276,265 | $ 1,302 |
| Change in provision for claimed costs (b) | — | (18,345) | — | — |
| Acquisition and divestiture costs (d) | 1,952 | 260 | 3,268 | 4,148 |
| Financing transaction costs (f) | — | 820 | — | — |
| Legal matter reserve (g) | — | — | 27,453 | 226,000 |
| **Adjusted EBITDA** | $ 290,623 | $ 290,631 | $ 306,986 | $ 231,450 |
| Last 12 months Adjusted EBITDA | $ 1,119,690 | | | |
| Total Debt | $ 3,421,106 | | | |
| Less: Cash | 601,813 | | | |
| Net Debt | $ 2,819,293 | | | |
| **Net Leverage Ratio (h)** | 2.5 | | | |

(a) Reflects the combination of Interest expense and Other income, net from the condensed consolidated statement of operations.

(b) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarters of fiscal 2025 and 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 15, "Commitments and Contingencies,"to the consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2024 for further information.

(c) Reflects insurance recoveries from claims related to the Company's fiscal 2024 settlement as described in Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

(d) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity. Transactions primarily include the acquisitions of EverWatch Corp. ("EverWatch") in fiscal 2023 and PAR Government Systems Corporation ("PGSC") in fiscal 2025. See Note 5, "Acquisition, Goodwill, and Intangible Assets," to the consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2024 for further information.

(e) Reflects the impact (specifically the revenue from recoverable expenses) of the Company's unfavorable ruling from the District of Columbia Court of Appeals related to contested tax assessments from the District of Columbia Office of Tax and Revenue ("DC OTR"). See Note 13, "Income Taxes," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information.

(f) Reflects expenses associated with debt financing activities incurred during the second quarter of fiscal 2024.

(g) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information.

(h) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

10

1 1 Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data (UNAUDITED) As of December 31, (Amounts in millions) 2024 2023 Backlog (1): Funded $ 5,330 $ 5,246 Unfunded 9,340 9,195 Priced options 24,743 19,880 Total backlog $ 39,413 $ 34,321 (1) Backlog presented includes backlog acquired from the Company’s acquisition of PGSC during the nine months ended December 31, 2024. Total backlog acquired from PGSC was approximately $230.5 million at the date of acquisition. Three Months Ended December 31, Nine Months Ended December 31, 2024 2023 2024 2023 Book-to-Bill * 0.37 0.72 1.60 1.40 * Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue. As of December 31, (Amounts are rounded) 2024 2023 Headcount Total Headcount 35,900 33,800 Client Staff Headcount 32,700 30,900 Three Months Ended December 31, Nine Months Ended December 31, 2024 2023 2024 2023 Percentage of Total Revenue by Contract Type Cost-Reimbursable 57% 55% 57% 55% Time-and-Materials 23% 24% 23% 24% Fixed-Price 20% 21% 20% 21% 11